Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Badger Meter, Inc. 1999 Stock Option Plan of our report dated January 30, 2001, with respect to the consolidated financial statements and schedules of Badger Meter, Inc., incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP
                                        ERNST & YOUNG LLP


Milwaukee, Wisconsin
November 9, 2001